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              SECURITIES AND EXCHANGE COMMISSION


                     Washington, DC 20549


                           FORM 8-K
                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      June 2, 1995
                                                      -------------
                                                      (May 22, 1995)
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             PUBLIC SERVICE COMPANY OF NEW MEXICO
    (Exact Name of Registrant as Specified in its Charter)



                                  Commission
          New Mexico              File Number 1-6986       85-0019030
          ----------                          ------       ----------
 (State or Other Jurisdiction                           (I.R.S. Employer
      of Incorporation)                               Identification Number)



     Alvarado Square, Albuquerque, New Mexico              87158
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     (Address of Principal Executive Offices)           (Zip Code)



                        (505) 241-2700
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     (Registrant's Telephone Number, Including Area Code)




 (Former Name or Former Address if Changed, Since Last Report)



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ITEM 5. Other Event

Sale of Sangre de Cristo Water Company ("SDCW")

As previously reported, in February 1994, the Company and the City of Santa Fe (the "City") entered into a purchase and sale agreement for the Company's water division. (See PART II, ITEM 7.--"MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--OTHER ISSUES FACING THE COMPANY--SALE OF SDCW" in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and PART I, ITEM 2 in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.)

On May 22, 1995, the Company received a final order from the New Mexico Public Utility Commission, approving the sale of SDCW to the City. The Company currently expects to close approximately on June 30, 1995. As a part of the sales agreement, the Company will continue to operate the water utility for up to four years for a fee under contract to the City.

The Company expects to apply the cash proceeds from the sale to repay short-term borrowings incurred for the retirement of Palo Verde Lease Obligation Bonds in March 1995.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Public Service Company of New Mexico
                                 (Registrant)



Date:  June 2, 1995                /s/ Donna M. Burnett
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                             Donna M. Burnett
                             Corporate Controller and
                             Chief Accounting Officer